SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): MAY 31, 1996

                             FRENCH FRAGRANCES, INC.
             (Exact name of registrant as specified in its charter)

               FLORIDA                      1-6370               59-0914138
    (State or other jurisdiction          (Commission          (IRS Employer
    of incorporation)                     File Number)       Identification No.)

    14100 N.W. 60TH AVENUE
    MIAMI LAKES, FLORIDA                                            33014
    (Address of principal executive offices)                      (Zip Code)

    Registrant's telephone number, including area code: (305) 620-9090



    ---------------------------------------------------------------------
          (Former name or former address, if changed since last report)

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

    ITEM 5. OTHER EVENTS.

                      On March 20, 1996, French Fragrances, Inc. (the "Company") acquired certain assets relating to the Halston fragrance brands (the "Halston Brands"), including the trademarks and other intellectual property, inventory, tangible assets and contract rights (the "Halston Acquisition") from Halston Borghese International Limited and its subsidiaries (the "Halston Entities"). For additional information relating to the Halston Acquisition, see the Company's Form 8-K dated March 20, 1996 which was filed with the Securities and Exchange Commission on April 4, 1996. Certain financial data relating to the Halston Brands and pro forma financial data for the Company to give effect to the Halston Acquisition are attached hereto as follows:

     (1) The Halston Fragrance Brands of Halston Borghese International Limited.

         (a)     Report of Independent Accountants.

         (b)     Statements of Net Assets Sold as of December 31, 1995 and 1994.

         (c) Statement of Net Sales, Cost of Sales and Direct Operating Expenses for the Years Ended December 31, 1995 and 1994.

         (d)     Notes to Financial Statements.

     (2) Pro Forma Financial Data.

         (a)     Pro Forma Condensed Balance Sheet as of January 31, 1996.

         (b) Pro Forma Condensed Income Statement for the Year Ended January 31, 1996.

         (c) Pro Forma Condensed Income Statement for the Twelve Months Ended January 31, 1995.

         (d)     Notes to Pro Forma Condensed Financial Statements.

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

    (1)(a)              REPORT OF INDEPENDENT ACCOUNTANTS

    To the Board of Directors of
    Halston Borghese International Limited:

    We have audited the accompanying statement of net assets sold of the Halston Fragrance brands of Halston Borghese International Limited as of December 31, 1995 and 1994, and the related statement of net sales, cost of sales and direct operating expenses for each of the two years in the period ended December 31, 1995. These financial statements are the responsibility of Halston Borghese International Limited management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    The accompanying financial statements were prepared to present the net assets sold of the Halston Fragrance brands, pursuant to the purchase agreement described in Note 1, and the net sales, cost of sales and direct operating expenses of the Halston Fragrance brands and are not intended to be a complete presentation of the Halston Fragrance brands' financial position, results of operations and cash flows.

    In our opinion, the financial statements referred to above, present fairly, in all material respects, the net assets sold of the Halston Fragrance brands, pursuant to the purchase agreement referred to in Note 1, as of December 31, 1995 and 1994, and the net sales, cost of sales and direct operating expenses for each of the two years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                             COOPERS & LYBRAND L.L.P.

    New York, New York
    May 3, 1996.

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

    THE HALSTON FRAGRANCE BRANDS OF
    HALSTON BORGHESE INTERNATIONAL LIMITED

    (1)(b)  STATEMENT OF NET ASSETS SOLD (NOTE 1)

    AS OF DECEMBER 31, 1995 AND 1994
    (DOLLARS IN THOUSANDS)

                                 ASSETS:                     1995      1994
                                                          --------   -------

Current assets:
     Inventory (Note 3)             ...................     $3,370    $6,936
     Prepaid expenses and other current assets.........         97       412
                                                          --------   -------
         Total current assets       ...................      3,467     7,348

Fixed assets:
     Tools, dies and molds          ...................      2,911     2,683
     Less, accumulated depreciation....................      2,087     1,574
                                                            ------    ------
                                    ...................        824     1,109
                                                           -------    ------
         Total assets               ...................      4,291     8,457
                                                            ------    ------


                              LIABILITIES:

Current liabilities:
     Accounts payable               ...................        636     1,872
                                                           -------    ------
         Net assets sold            ...................     $3,655    $6,585
                                                             =====     =====


The accompanying notes are an integral part of these financial statements.

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


    THE HALSTON FRAGRANCE BRANDS OF
    HALSTON BORGHESE INTERNATIONAL LIMITED

    (1)(c) STATEMENT OF NET SALES, COST OF SALES AND DIRECT OPERATING EXPENSES (NOTE 1)

    FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
    (DOLLARS IN THOUSANDS)

                                                       1995         1994
                                                     --------      -------

Net sales                                             $28,521      $33,978
Cost of sales                                          12,838       15,767
                                                      -------      -------
         Gross margin                                  15,683       18,211
Direct operating expenses                               9,914       11,806
                                                     --------      -------
         Excess of net sales over cost of sales
            and direct operating expenses              $5,769       $6,405
                                                        =====        =====


The accompanying notes are an integral part of these financial statements.

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


THE HALSTON FRAGRANCE BRANDS OF
HALSTON BORGHESE INTERNATIONAL LIMITED

(1)(d) NOTES TO FINANCIAL STATEMENTS

(DOLLARS IN THOUSANDS)

1.     BACKGROUND AND BASIS OF PRESENTATION:

       The accompanying financial statements have been prepared for the purpose of presenting the net assets sold of the Halston Fragrance brands of Halston Borghese International Limited and its Subsidiaries ("HBIL"), pursuant to the Asset Purchase Agreement (the "Agreement") dated as of February 1, 1996, between HBIL and French Fragrances, Inc. (the "Buyer") and its net sales, cost of sales and direct operating expenses for each of the two years in the period ended December 31, 1995. The transaction was consummated on March 20, 1996. Pursuant to the Agreement, HBIL sold to the Buyer all the assets used with respect to the Halston Fragrance brands, including all inventory, tools, dies and molds, prepaid assets, intangible rights and other assets directly related to the Halston Fragrance brands, in exchange for consideration totaling approximately $22.0 million. The Buyer assumed certain liabilities including trade payables related to the Halston Fragrance brands and promotional obligations which were committed to but incurred subsequent to March 21, 1996. The accompanying statement of net assets sold reflects the trade accounts payable directly related to the Halston Fragrance brands.

       The Halston Fragrance brands are sold and distributed principally in the United States. These products are also sold and distributed in Canada, Latin America, Europe and Hong Kong.

       Historically, financial statements have not been prepared for the Halston Fragrance brands. The accompanying financial statements are derived from the historical accounting records of HBIL and present the net assets sold of the Halston Fragrance brands, in accordance with the Agreement, as of December 31, 1995 and 1994, and the statement of net sales, cost of sales and direct operating expenses for each of the years then ended, and are not intended to be a complete presentation of the Halston Fragrance brands' financial position, results of operations and cash flows. The historical operating results may not be indicative of the results after the acquisition by the Buyer.

       The statement of net sales, cost of sales and direct operating expenses includes all revenues and expenses directly attributable to the Halston Fragrance brands. Direct operating expenses consist principally of marketing, advertising and demonstrator expenses. The statement does not include selling, general and administrative, research and development, interest, income tax and amortization of intangible expenses.

       HBIL did not maintain the Halston Fragrance brands as a separate business unit and had never segregated indirect operating cost information relative to these brands. Accordingly, it is not practical to isolate indirect operating costs applicable to the Halston Fragrance brands.

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


THE HALSTON FRAGRANCE BRANDS OF
HALSTON BORGHESE INTERNATIONAL LIMITED

NOTES TO FINANCIAL STATEMENTS, CONTINUED

(DOLLARS IN THOUSANDS)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       REVENUE RECOGNITION

       Sales are included in income when goods are shipped to the customer net of a provision for estimated returns.

       INVENTORIES

       Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

       FIXED ASSETS

       Fixed assets, consisting of tools, dies and molds, are recorded at cost and depreciated on a straight-line basis over a four-year estimated useful life. Depreciation expense was $513 and $1,097 for the years ended December 31, 1995 and 1994, respectively.

       ESTIMATES

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates relate to inventory obsolescence and depreciable lives. Actual results could differ from those estimates.

       ADVERTISING AND PROMOTIONAL EXPENSES

       Advertising and promotional expenses are charged to income during the periods in which they are incurred. Total advertising and promotional expense was approximately $8,502 and $10,056 for the years ended December 31, 1995 and 1994, respectively.

3.     INVENTORY

       Inventory consists of the following at December 31,:

                                                              1995        1994
                                                             -------     ------
           Raw material, components and work in process      $1,102      $3,080
           Finished goods                                     2,268       3,856
                                                             ------      ------
                                                             $3,370      $6,936
                                                             ------      ------

4.     COMMITMENTS AND CONTINGENCIES

       HBIL has various purchase commitments for materials, supplies and other items incidental to the ordinary course of business. In the aggregate, such commitments are not at prices in excess of current market price.

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


THE HALSTON FRAGRANCE BRANDS OF
HALSTON BORGHESE INTERNATIONAL LIMITED

NOTES TO FINANCIAL STATEMENTS, CONTINUED

(DOLLARS IN THOUSANDS)

4.     COMMITMENTS AND CONTINGENCIES, CONTINUED

       At December 31, 1995, HBIL had certain obligations relating to the Halston Fragrance brands under Distribution Arrangements with various distributors.

       Pursuant to the Agreement, the Buyer did not assume any product liability in connection with any service performed or product manufactured prior to March 20, 1996. In addition, the Buyer is obligated to purchase from HBIL any product returns which are of saleable quality and delivered to the Buyer by May 31, 1996.

5.     CONCENTRATION OF NET SALES

       Three customers accounted for 17%, 13% and 11% of net sales for the year ended December 31, 1995 and four customers accounted for 14%, 29%, 12% and 10% for the year ended December 31, 1994.

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


(2)                       PRO FORMA FINANCIAL DATA

       On March 21, 1996, the Company completed the Halston Acquisition, which was accounted for using the purchase method of accounting. The following unaudited pro forma condensed consolidated income statements and other operating data for the year ended January 31, 1996 and the twelve months ended January 31, 1995 assume that the Halston Acquisition was consummated as of the beginning of each of the periods presented and include certain adjustments to the historical consolidated income statements of the Company to give effect to the acquisition of trademarks, other intangible assets and other acquired net assets, the payment of the purchase price in such acquisition, the related issuances of additional indebtedness by the Company, and increased amortization of intangible assets. The following unaudited pro forma condensed consolidated balance sheet as of January 31, 1996, reflects the Halston Acquisition, the payment of the purchase price in such acquisition and the related issuances of additional indebtedness by the Company, as if such transaction had occurred on January 31, 1996.

The unaudited pro forma financial data should be read in conjunction with the notes thereto and the historical Consolidated Financial Statements of the Company (including the notes thereto) and the other historical financial information included in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1996. The pro forma adjustments are based upon available information and certain assumptions that management of the Company believes area reasonable. The pro forma results of operations for the year ended January 31, 1996 and the twelve months ended January 31, 1995 are not necessarily indicative of the results of operations that would have been achieved had the transactions reflected therein been consummated prior to the periods in which they were completed, or that might be attained in the future.

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



(2)(a)                 PRO FORMA CONDENSED BALANCE SHEET

                                JANUARY 31, 1996
                                 (IN THOUSANDS)

                                                                HISTORICAL       ADJUSTMENTS (1)        PRO FORMA
                                                                ----------       ---------------        ----------
Current assets other than inventories.......................      $16,731        $    (399)               $ 16,332
Inventories.................................................       25,851            3,187                  29,038
Property and equipment, net.................................       11,099              927                  12,026
Exclusive brand license, net................................       14,672           18,283                  32,955
Other assets................................................        3,031               --                   3,031
                                                                  -------          -------                --------
         Total assets.......................................      $71,384          $21,998                 $93,382
                                                                   ======           ======                  ======

Short-term debt.............................................      $16,713           $1,000                 $17,713
All other current liabilities...............................       17,846              992                  18,838
Long-term liabilities.......................................       17,285           19,960                  37,245
Redeemable preferred stock..................................        2,000               --                   2,000
Convertible redeemable preferred stock......................            4                6                      10
Common stock................................................           96              ---                      96
Additional paid-in capital..................................       10,334               40                  10,374
Retained earnings...........................................        7,106               --                   7,106
                                                                 --------         --------                --------
         Total liabilities and shareholders' equity.........      $71,384          $21,998                 $93,382
                                                                   ======           ======                  ======


SEE NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS

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


(2)(b)               PRO FORMA CONDENSED INCOME STATEMENT

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                            HISTORICAL YEARS ENDED
                                        -------------------------------
                                            COMPANY        HALSTON(1)
                                            -------        ----------
                                          JANUARY 31,     DECEMBER 31
                                             1996          1995 (2)         COMBINED     ADJUSTMENTS    PRO FORMA
                                        --------------------------------    --------     -----------    ---------

Net sales.............................      $87,979         $28,521          $116,500     $(5,504)(3)   $110,996
Cost of sales.........................       66,340          12,838            79,178      (5,504)(3)     73,674
                                            -------         -------          --------      ------       --------
Gross profit..........................       21,639          15,683            37,322          --         37,322
Operating expenses....................       13,220           9,914            23,134       1,219 (4)     24,353
                                            -------        --------          --------      ------       --------
Income from operations................        8,419           5,769            14,188      (1,219)        12,969
Interest expense, net.................       (4,142)             --            (4,142)     (1,573)(5)     (5,715)
Other income..........................          661              --               661          --            661
                                           --------        --------         ---------     -------      ---------
Income before taxes...................        4,938           5,769            10,707      (2,792)         7,915
Income taxes..........................        1,931              --             1,931       1,235 (6)      3,166
                                            -------        --------          --------      ------       --------
Net income............................     $  3,007        $  5,769         $   8,776     $(4,027)     $   4,749
                                            =======         =======          ========      ======       ========

Earnings per share (primary)(7).......     $   .35                                                     $     .56
                                           ========                                                     ========


OTHER OPERATING DATA:

EBITDA(8).............................     $  9,738                                                     $ 15,507
                                           ========                                                      =======


SEE NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS

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



(2)(c)                   PRO FORMA CONDENSED INCOME STATEMENT

                        (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                            HISTORICAL YEARS ENDED
                                        -------------------------------
                                            COMPANY       HALSTON(1)
                                            -------       ----------
                                          JANUARY 31,     DECEMBER 31
                                             1995          1994 (2)         COMBINED     ADJUSTMENTS    PRO FORMA
                                        --------------------------------    --------     -----------    ---------

Net sales.............................      $69,612         $33,978          $103,590     $(8,579)(3)    $95,011
Cost of sales.........................       56,108          15,767            71,875      (8,579)(3)     63,296
                                            -------         -------          --------      -------        ------
Gross profit..........................       13,504          18,211            31,715          --         31,715
Operating expenses....................        7,281          11,806            19,087       1,219 (4)     20,306
                                           --------         -------          --------      ------        -------
Income from operations................        6,223           6,405            12,628      (1,219)        11,409
Interest expense, net.................       (2,119)             --            (2,119)     (1,573)(5)     (3,692)
Other income..........................          430              --               430          --            430
                                           --------       ---------         ---------     -------       --------
Income before taxes...................        4,534           6,405            10,939      (2,792)         8,147
Income taxes..........................        1,672              --             1,672       1,587 (6)      3,259
                                            -------        --------          --------      ------         ------
Net income............................     $  2,862        $  6,405         $   9,267     $(4,379)       $ 4,888
                                            =======         =======          ========      ======         ======

Earnings per share (primary)(7).......     $    .40                                                      $   .69
                                           ========                                                       ======

OTHER OPERATING DATA:

EBITDA (8)............................     $  6,562                                                      $12,967
                                            =======                                                       ======


SEE NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS

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

(2)(d) NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS

(1) To record the fair value of assets acquired and liabilities assumed in the Halston Acquisition. The purchase price of approximately $22 million included $19 million in cash (financed through borrowings of $16 million from, and the issuance of Common Stock purchase warrants to, the Company's bank lenders and the issuance of $3 million principal amount of the Company's 8% Secured Subordinated Debentures), $2 million note to the seller and assumption of trade payables of approximately $1 million.

(2) The Halston fragrance brands acquired from the Halston Entities were not operated or accounted for separately by the Halston Entities. Accordingly the partial information presented above is the only information available.

(3) To eliminate sales by the Halston Entities to the Company during the respective periods.

(4) To record amortization for the trademarks and other intellectual property acquired in the Halston Acquisition ($1,219,000 annually) over their estimated useful lives of fifteen years.

(5) To record interest expense on the debt incurred in the Halston Acquisition. (See Note 1 above).

(6) To record the aggregate tax effect of the Halston Acquisition at an assumed rate of 40%.

(7) Per share amounts were determined based on the number of the Company's common shares outstanding for each period (8,518,000 for the year ended January 31, 1996 and 7,120,000 for the twelve months ended January 31,
     1995) as if the Halston Acquisition was consummated as of the beginning of each period. Common shares issuable upon the exercise of warrants or conversion of the Company's Series C Convertible Preferred issued in the acquisition were excluded from the computations for the applicable periods because their effect would not have been dilutive.

(8) "EBITDA" is defined as operating income, plus depreciation and amortization. EBITDA should not be considered as an alternative to operating income (loss) or net income (loss) (as determined in accordance with generally accepted accounting principles) as a measure of the Company's operating performance or to net cash provided by operating, investing and financing activities (as determined in accordance with generally accepted accounting principles) as a measure of liquidity or ability to meet cash needs. The Company believes that EBITDA is a measure commonly reported and widely used by analysts, investors and other interested parties as a measure of a fragrance Company's operating performance and debt servicing ability because it assists in comparing performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon accounting methods (particularly when acquisitions are involved) or nonoperating factors (such as historical cost). Accordingly, this information has been disclosed herein to permit a more complete comparative analysis of the Company's operating performance relative to other companies in the fragrance industry and of the Company's debt servicing ability. However, EBITDA may not be comparable in all instances to other similar types of measures used in the fragrance industry. The Company's bank credit facility contains certain covenants incorporating the same definition of EBITDA.

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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                FRENCH FRAGRANCES, INC.

                                                /S/ WILLIAM J. MUELLER
                                                -------------------------------
Date: May 31, 1996                              William J. Mueller
                                                Vice President - Operations and
                                                Chief Financial Officer

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